Exhibit 32.2

                     CERTIFICATIONS OF ANNUAL REPORT

I, Frank W. Backes, Principal Accounting Officer of 3Si
Holdings, Inc. (the "Company"), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that, to the best of my knowledge:

the Annual Report on Form 10-KSB of the Company for the annual period ended June 30, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: September 24, 2004.

/s/ FRANK W. BACKES
Frank W. Backes
Chief Financial Officer and
Principal Accounting Officer